UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

 Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

(888) 998-2468
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
Form of Indemnification Agreement
On December 8, 2017, the Board of Directors (the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company”), approved a new form of Indemnification Agreement (the “New Indemnification Agreement”) to be entered into between the Company and its directors and officers. The Company intends to enter into a New Indemnification Agreement with each current member of the Board, the Company’s current executive officers and certain other Company officers as approved by the Board. Each New Indemnification Agreement with a current director or officer will replace and supersede the prior indemnification agreement between the Company and such director or officer, if such director or officer was a party to a prior indemnification agreement with the Company. The New Indemnification Agreement is intended for use by the Company for indemnification agreements entered into by the Company with directors and officers on or after December 7, 2017.
The New Indemnification Agreement provides, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless the indemnitee if, by reason of his or her corporate status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether formal or informal, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the New Indemnification Agreement provides for the payment, advancement or reimbursement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The New Indemnification Agreement also provides that, in the event of a Potential Change in Control (as defined in the New Indemnification Agreement), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The New Indemnification Agreement amends certain provisions in the prior form of indemnification agreement relating to, among other things, advancement of expenses and defense of claims by the Company, communication with indemnitees by the Company’s insurers and their brokers, and the period of limitations with respect to legal action brought or asserted by or in the right of the Company against any indemnitee (or any indemnitee’s estate, spouse, heirs, executors or personal or legal representatives). The New Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Amended and Restated Bylaws of the Company, or the Delaware General Corporation Law. The Company is also obligated to maintain directors’ and officers’ liability insurance coverage, including tail coverage under certain circumstances.

The foregoing summary of the New Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of New Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Non-Employee Director Compensation Program
Following a review conducted by the Compensation Committee of the Board, with input from Meridian Compensation Partners, LLC, on December 8, 2017, the Board approved a new compensation arrangement for recognizing the service of non-employee directors to, among other things, streamline and simplify the pay program, align with competitive market levels and compensation structure compared to peers, and more closely align overall non-employee director compensation with the interests of other stockholders.
Each non-employee director will receive an annual retainer of $60,000. The chairperson of each standing committee will each receive an annual retainer of $10,000 (or $15,000, in the case of the Audit Committee), and each non-chair standing committee member will receive an annual retainer of $7,500 (or $10,000, in the case of the Audit Committee). Directors will not be paid a separate amount for each Board or committee meeting attended; provided that a per-meeting fee of $2,000 will be paid for each Board or committee meeting attended in excess of the first seven. The non-executive Chairman of the Board will receive an annual retainer of $50,000, with no additional fees to be paid for committee service. In addition, each non-employee director will receive a grant of restricted stock under the Farmer Bros. Co. 2017 Long-Term Incentive Plan (the “2017 Plan”) having a grant-date value equal to $65,000, such grant to cliff vest on the earlier of the one-year anniversary of the grant date, or the date of the first annual meeting of the Company’s stockholders immediately following the grant date, subject to continued service to the Company through the vesting date and the acceleration provisions of the 2017 Plan and the restricted stock grant agreement. The annual grant of restricted stock is generally made on the date on which the Company holds its annual meeting of stockholders or such other date as the Board may determine, in each case, subject to any blackout period under the Company’s insider trading policy. Non-employee directors are also entitled to payment or reimbursement of reasonable travel expenses from outside the greater Dallas-Fort Worth area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings, as well as payment or reimbursement of amounts incurred in connection with director continuing education. These new arrangements replaced the previous non-employee director compensation program.
Item 1.02 Termination of a Material Definitive Agreement.
As described in Item 1.01 of this Current Report on Form 8-K, the Company intends to enter into a New Indemnification Agreement with each current member of the Board, the Company’s current executive officers and certain other Company officers as approved by the Board. Each New Indemnification Agreement with a current director or officer will terminate and supersede any prior indemnification agreement between the Company and such director or officer, if such director or officer was a party to a prior indemnification agreement with the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 7, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).
At the Annual Meeting, the stockholders of the Company: (i) elected Allison M. Boersma and David W. Ritterbush to serve as Class II directors of the Company for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders and until their successors are elected and duly qualified; (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approved, on an advisory basis, one year as the frequency of future stockholder advisory votes to approve the compensation paid to the Company’s named executive officers. There were 16,843,270 shares of Common Stock, $1.00 par value (“Common Stock”), entitled to 16,843,270 votes, and 14,700 shares of Series A Convertible Participating Cumulative Perpetual Preferred Stock, $1.00 par value (“Series A Preferred Stock”), entitled to 383,611 votes, for a total of 17,226,881 votes, outstanding and entitled to vote at the Annual Meeting, and a total of 15,455,019 votes (89.7%) were represented at the Annual Meeting.
Set forth below, with respect to each such proposal, are the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes.
Proposal No. 1 - To elect two Class II directors for a three-year term expiring at the 2020 Annual Meeting of Stockholders:

DIRECTOR NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Allison M. Boersma	13,039,290	1,557,387	858,342
David W. Ritterbush	12,182,075	2,414,602	858,342
Proposal No. 2 - Ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
15,408,721	30,943	15,355	0
Proposal No. 3 - Non-binding, advisory vote to approve compensation paid to the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,358,484	3,010,326	227,867	858,342

Proposal No. 4 - Non-binding, advisory vote on the frequency of future stockholder advisory votes to approve compensation paid to the Company’s named executive officers:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
13,337,199	16,307	1,217,689	25,482	858,342
As provided in Item 5.07(d) of Form 8-K, in light of these results, and consistent with the Board’s recommendation, the Company will continue to hold future advisory votes to approve the compensation paid to the Company’s named executive officers on an annual basis, until such time that the frequency vote is next presented to stockholders or until the Board determines otherwise.
Item 8.01 Other Events.
Equity Awards to Non-Employee Directors
On December 8, 2017, the Board, in accordance with the Company’s non-employee director compensation program described in Item 1.01 of this Current Report on Form 8-K, granted to each of the Company’s non-employee directors, 1,901 shares of restricted stock based on the closing price of the Common Stock as reported on the NASDAQ Global Select Market on December 8, 2017, the date of grant, under the 2017 Plan. The Board members who received this award were: Allison M. Boersma, Randy E. Clark, Jeanne Farmer Grossman, Charles F. Marcy, Christopher P. Mottern, and David W. Ritterbush. The shares of restricted stock were granted under the 2017 Plan pursuant to the Company's form of Restricted Stock Grant Agreement filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on December 4, 2017 and incorporated herein by reference.
Chairman of the Board and Committee Appointments
On December 7, 2017, the Board appointed Randy E. Clark as Chairman of the Board, and appointed the following directors to its committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Allison M. Boersma	Allison M. Boersma	Charles F. Marcy (Chair)	Randy E. Clark
Randy E. Clark	Randy E. Clark (Chair)	Christopher P. Mottern	Charles F. Marcy
Christopher P. Mottern (Chair)	Charles F. Marcy	David W. Ritterbush	Christopher P. Mottern
David W. Ritterbush

Dividend Omission
On December 8, 2017, the Board voted to omit the payment of a quarterly dividend in the upcoming third quarter of fiscal 2018.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 8, 2017 (with schedule of indemnitees attached).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    December 13, 2017

FARMER BROS. CO.

By:	/s/ David G. Robson
David G. Robson
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on December 8, 2017 (with schedule of indemnitees attached).